SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549


                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        LOGISTICARE, INC.
      (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                13-3765416
(State of Incorporation or Organization)         (I.R.S. Employer
                                                  Identification No.)
One Crown Center
1895 Phoenix Boulevard, Suite 306
College Park, Georgia                                  30349

(Address of Principal Executive Offices)            (Zip Code)

If this form relates to the registration of        If this form relates to
a class of securities pursuant to Section 12(b)    the registration of a
of the Exchange Act and is effective pursuant      class of securities
to General Instruction A.(c), please check the     pursuant to Section
following box. [   ]                               12(g) of the Exchange
                                                   and is effective
                                                   pursuant to General
                                                   Instruction A.(d),
                                                   please check the
                                                   following box: [X]

Securities Act registration file number to which this form relates:

    333-52327

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered



Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, Par Value $.01 Per Share
                         (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

     See "Description of Capital Stock" in the Company's Registration Statement on Form SB-2, as amended (Registration No. 333-52327) (the "Registration Statement"), filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.

Item 2.   Exhibits.

     1. Restated Certificate of Incorporation of the Company. Filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registration Statement, and incorporated herein by reference.

     2. Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company. Filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registration Statement, and incorporated herein by reference.




                            SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              LogistiCare, Inc.
                              (Registrant)


Date: August 5, 1998          By:     /s/ John L. Shermyen
                              Name:    John L. Shermyen
                              Title:  President and Chief Executive
                                     Officer